Exhibit 10.6.8

Quaker City Bank Three Year Employment Agreement Renewal and Extension Acknowledgment between Quaker City Bank and Frederic R. McGill dated July 1, 2002.

QUAKER CITY BANK
THREE YEAR EMPLOYMENT AGREEMENT
RENEWAL AND EXTENSION ACKNOWLEDGMENT

Name of Executive:    Frederic R. (Rick) McGill

The undersigned executive does hereby acknowledge that, at their regularly scheduled meeting on June 25, 2002, the Board of Directors of Quaker City Bank acted to renew and extend the Quaker City Bank Three Year Employment Agreement with the undersigned executive to a full thirty-six (36) month term, until June 30, 2005.

Dated this             1st             day of             July            , A.D.,             2002            .

QUAKER CITY BANK

/s/ FREDERIC R. MCGILL	By:	/s/ JEROME L. THOMAS
Executive		Chairman of the Board